EXHIBIT 99.1

                                  PRESS RELEASE

                             OCEAN SHORE HOLDING CO.
                    ANNOUNCES INITIAL QUARTERLY CASH DIVIDEND

         Ocean City, New Jersey; April 16, 2008. The Board of Directors of Ocean Shore Holding Co. (the "Company") (Nasdaq: OSHC) today declared an initial quarterly cash dividend on the Company's outstanding shares of common stock.

         The dividend of $.05 per share will be paid on or about May 23, 2008 to stockholders of record as of the close of business on May 2, 2008. This is the first cash dividend for the Company since the completion of its mutual holding company reorganization and minority stock offering on December 21, 2004.

         "We are pleased to begin paying a cash dividend to our shareholders," said Steven Brady, President and Chief Executive Officer of the Company. "The payment of dividends represents our long-term commitment to enhancing shareholder value and we intend to continue paying a quarterly dividend in the future, assuming that our financial position continues to allow such payment."

         OC Financial MHC, the Company's mutual holding company parent, intends to file notice with the Office of Thrift Supervision of its intent to waive receipt of the dividend.

         Ocean Shore Holding Co. is the parent company of Ocean City Home Bank. Ocean City Home Bank is headquartered in Ocean City, New Jersey with five other branches in southeastern New Jersey. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

         Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (WWW.SEC.GOV) and to which reference is
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hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.





Contact:   Steven E. Brady, President and Chief Executive Officer
           Donald F. Morgenweck, Chief Financial Officer
           Ocean Shore Holding Co.
           (609) 399-0012